UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2005

PRIORITY HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-23249	35-1927379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park

Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 804-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2005, Priority Healthcare Corporation (the “Company”) entered into an indemnification agreement with Tracy Nolan, the Company’s Executive Vice President and Chief Operating Officer. The indemnification agreement with Mr. Nolan is in the same form as those indemnification agreements previously entered into with the Company’s other executive officers (Steven D. Cosler, President and Chief Executive Officer; Kim K. Rondeau, Executive Vice President – Specialty Pharmacy Sales and Marketing; Rebecca M. Shanahan, Executive Vice President – Administration and General Counsel; Guy F. Bryant, Executive Vice President – Distribution Services; and Stephen M. Saft, Senior Vice President, Chief Financial Officer and Treasurer).

A copy of the form of indemnification agreement between the Company and its executive officers is filed with this Current Report on Form 8-K as Exhibit 10-EE and the information set forth therein is incorporated herein by reference and constitutes a part of this Report. The form of indemnification agreement for executive officers in Exhibit 10-EE is in the same form as the indemnification agreements with Tracy Nolan and the other executive officers.

The Company also previously entered into indemnification agreements with its directors (William E. Bindley, Robert L. Myers, Kathleen R. Hurtado, Michael D. McCormick, Richard W. Roberson, Thomas J. Salentine, and Glenn D. Steele, Jr.). A copy of the form of indemnification agreement between the Company and its directors is attached to this Current Report on Form 8-K as Exhibit 10-FF and the information set forth therein is incorporated herein by reference and constitutes a part of this Report. The form of indemnification agreement for directors is the same form used for the indemnification agreements with all current directors of the Company.

The indemnification agreements for directors and executive officers are substantively the same. In general, each indemnification agreement provides that (i) the Company will hold harmless and indemnify the officer or director against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement resulting from any action, suit or proceeding threatened or brought against the officer or director by reason of his or her serving as an officer or director of the Company or serving another enterprise in any capacity at the request of the Company; and (ii) the Company will pay for or reimburse the reasonable expenses incurred by the officer or director in advance of the final disposition of the action, suit or proceeding (subject to repayment by the officer or director if it is ultimately determined that such individual is not entitled to indemnification), to the fullest extent allowed by the provisions of the Indiana Business Corporation Law. In addition, each indemnification agreement provides that the Company will purchase and maintain valid, binding and enforceable policies of D&O insurance, subject to certain restrictions, and the Company may assume the defense of the officer or director with counsel satisfactory to such officer or director, subject to certain restrictions. All agreements and obligations of the Company contained in the indemnification agreements continue for any action taken while serving in an indemnified capacity even though the indemnitee may have ceased to serve in an indemnified capacity.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Description
10-EE	Form of Indemnification Agreement between the Company and its Executive Officers

10-FF	Form of Indemnification Agreement between the Company and its Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2005

PRIORITY HEALTHCARE CORPORATION

By:	/s/ Stephen Saft
Name: Stephen M. Saft
Title: Chief Financial Officer and Treasurer